UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland		84-2769895
(State or other jurisdiction of	Commission File Number 001-39143	(I.R.S. Employer
incorporation or organization)		Identification No.)

1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On May 19, 2021, Alpine Income Property OP, LP (the “Operating Partnership”), Alpine Income Property Trust, Inc. (the “Company”), and certain subsidiaries of the Company entered into a Third Amendment to Credit Agreement (the “Third Amendment”), which further amends that certain Credit Agreement dated as of November 26, 2019, by and among the Operating Partnership, as borrower, the Company, as a guarantor, and certain subsidiaries of the Company that are parties thereto, as guarantors, and Bank of Montreal, as administrative agent and lender, and the other lenders party thereto (as amended, the “Credit Agreement”).

Among other things, the Third Amendment revises the Credit Agreement to provide that as of the last day of each fiscal quarter, the Operating Partnership shall not permit the ratio of Unsecured Indebtedness to Borrowing Base Value (each as defined in the Credit Agreement) to be greater than 0.60 to 1:00. Prior to the Third Amendment, the Credit Agreement provided that as of the last day of each fiscal quarter, the Operating Partnership could not permit the ratio of Unsecured Indebtedness to Total Asset Value to be greater than 0.60 to 1:00.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Term Loan

On May 21, 2021, the Operating Partnership, the Company and certain subsidiaries of the Company entered into a term loan credit agreement (the “Term Loan Credit Agreement”) for a term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $60 million with a maturity of five years. Truist Securities, Inc. is acting as Sole Lead Arranger and Sole Book Runner, with Truist Bank, N.A. as administrative agent. Truist Bank, N.A., Bank of Montreal, Raymond James Bank, N.A. and Stifel Bank are lenders under the Term Loan Facility.

In addition, the Operating Partnership may request one or up to three incremental term loan commitments in an aggregate amount not to exceed $100 million.

Borrowings under the Term Loan Credit Agreement bear interest, at the Operating Partnership’s option, at a rate equal to either (i) the Eurodollar Rate (as defined in the Term Loan Credit Agreement) or (ii) the Base Rate (as defined in the Term Loan Credit Agreement).

The Operating Partnership will be subject to customary restrictive covenants under the Term Loan Facility, including, but not limited to, limitations on the Operating Partnership’s ability to: (a) incur indebtedness; (b) make certain investments; (c) incur certain liens; (d) engage in certain affiliate transactions; and (e) engage in certain major transactions such as mergers. In addition, the Operating Partnership will be subject to various financial maintenance covenants as described in the Term Loan Credit Agreement.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 24, 2021, the Company issued a press release regarding the entry into the Term Loan Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to Current Report on Form 8-K.

The furnishing of the press release is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the press release includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated as of May 19, 2021.
10.2

Credit Agreement, dated as of May 21, 2021, among Alpine Income Property, OP, LP, Alpine Income Property Trust, Inc., the other Guarantors from time to time parties thereto, Truist Bank, N.A., Bank of Montreal, Raymond James Bank, N.A. and Stifel Bank.

99.1	Press release issued May 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021	Alpine Income Property Trust, Inc.

By:/s/Matthew M. Partridge

Matthew M. Partridge,

Senior Vice President, Chief Financial Officer and

Treasurer